Exhibit 23.2



((LETTERHEAD))
PricewaterhouseCoopers ((LOGO))

                                                      PricewaterhouseCoopers LLP
Chartered Accountants
1501 Toronto Dominion Tower
10088 - 102 Avenue
Edmonton Alberta
Canada T5J 2ZI
Telephone +1 (780) 441 6700
Facsimile +1 (780) 441 6776
Direct Tel. 1 (780-441-6815
Direct Fax 1 (780) 441-6776



United States Securities and Exchange Commission

May 24, 2000


Dear Sirs:

We hereby consent to the use in Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated April 30, 2000, except note 16(d), which is as of May 24, 2000, relating to the financial statements of Pultronex
Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

Yours very truly,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


((LETTERHEAD FOOTER))
PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.

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